Exhibit 16.2

February 6, 2015

United States Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

RE: Lenco Mobile, Inc.

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around February 6, 2015, of Lenco Mobile, Inc. and are in agreement with the statements contained therein concerning our firm.